Exhibit 99.1
FOR IMMEDIATE RELEASE

Caribou Coffee Company, Inc. 3900 Lakebreeze Avenue North Minneapolis, MN 55429 (763) 592-2200

Investor Relations Contact: ICR Kathleen Heaney (646) 277-1218 ir@cariboucoffee.com

CARIBOU COFFEE ANNOUNCES MANAGEMENT CHANGES
•  Chairman of the Board and CEO Resigns
•  Roz Mallet Named interim CEO
•  Conference Call to be Held November 13, 2007 at 8:00 a.m. ET
MINNEAPOLIS, MINNESOTA, NOVEMBER 12, 2007. Caribou Coffee Company, Inc. (NASDAQ:CBOU), the second largest U.S.-based company-owned gourmet coffeehouse operator based on the number of coffeehouses, today announced that Michael J. Coles, the Chairman and Chief Executive Officer, has stepped down. Mr. Coles will continue to serve the company as a member of the Board of Directors.
The company is also pleased to announce that Gary A. Graves, an independent member of Caribou Coffee’s Board of Directors, has been named by the Caribou Board of Directors to the position of non-executive Chairman of the Board. Mr. Graves is currently the Chief Executive Officer of American Laser Centers, previously served as President and Chief Executive Officer for La Petite Academy, the nations second largest for-profit preschool company, and held executive roles with InterParking, Inc., Boston Market, Inc. and various positions in operations with PepsiCo.
The Board has also named Rosalyn “Roz” T. Mallet interim Chief Executive Officer, effective immediately. Ms. Mallet joined the company earlier this year as the President and Chief Operating Officer (COO) and is a former member of the Caribou Coffee Board of Directors. Ms. Mallet has over 30 years of experience in the food and hospitality industries. Before joining Caribou Coffee, she was Chief Operating Officer of the La Madeleine French Bakery, Café and Bistro Chain, was a Senior Vice President for Carlson Companies and has extensive restaurant experience including executive leadership roles with TGI Fridays and Applebee’s. Ms. Mallet is also a National Restaurant Association Board Member.
Michael J. Coles commented, “The past five years have been a very exciting time for me at Caribou. It is now time to step aside and let a new CEO take the company thru its next phase of growth.” Mr. Coles added, “As a member of the Board, I look forward to working with both the new Chairman and CEO.”
Roz Mallet, commented, “I am honored that the Board has asked me to step in to lead the company during this very important time. I have been involved with Caribou Coffee for almost two years, first as a Board member and most recently as President and COO. We were fortunate to have Michael lead the company over the past five years and we appreciate all that Michael has done on behalf of the company.” Added, Ms. Mallet, “I look forward to expanding my role at Caribou Coffee as we move into the next phase of growth.”
Conference Call Info
The Company will hold a conference call tomorrow, November 13, 2007 at 8:00 a.m. ET. Hosting the call will be Roz Mallet, interim CEO. The dial in number is 888-595-4228 and 480-629-9564 (international). Passcode 3806674. The call will be webcast and can be accessed from the Company’s website at www.cariboucoffee.com in the Investor Relations section. For those who cannot listen live a telephonic replay will be available for one week beginning at 11:00 a.m ET on November 13, 2007. The dial in number is 800-406-7325 or 303-590-3030 (international callers). The passcode is 3806674.
ABOUT THE COMPANY
Caribou Coffee Company, Inc., founded in 1992 and headquartered in Minneapolis, Minnesota, is the second largest company-owned gourmet coffeehouse operator in the United States based on the number of coffeehouses. As of September 30, 2007, Caribou Coffee had 473 coffeehouses, including 41 franchised locations. Caribou Coffee offers its customers high-quality gourmet coffee and espresso-based beverages, as well as specialty teas, baked goods, whole bean coffee, branded merchandise and related products. In addition, Caribou Coffee sells products to clubstores, grocery stores, mass merchandisers, office coffee providers, airlines, hotels, sports and entertainment venues, college campuses and other commercial customers. Caribou Coffee also licenses third parties to use the Caribou Coffee brand on quality food and merchandise items. Caribou Coffee focuses on creating a unique experience for customers through a combination of high-quality products, a comfortable and welcoming coffeehouse environment and a unique style of customer service. For more information, visit the Caribou Coffee web site at www.cariboucoffee.com.